Exhibit 99.1
FOR IMMEDIATE RELEASE

Adams Resources & Energy, Inc. Stockholders Approve
Acquisition by an Affiliate of Tres Energy LLC

Houston, Texas (Wednesday, January 29, 2025) -- Adams Resources & Energy, Inc. (NYSE AMERICAN: AE) (“Adams” or the “Company”) announced today that its stockholders have voted at a special meeting of the Company’s stockholders (the “Special Meeting”) to approve the pending acquisition of the Company by an affiliate of Tres Energy LLC. Under the terms of the merger agreement that was approved at the Special Meeting, Adams stockholders will receive $38.00 per share in cash for each share of Adams common stock they own immediately prior to the effective time of the merger.

Approximately 77% of the Company’s outstanding shares were voted at the Special Meeting, and the merger was approved by over 76% of the Company's outstanding shares. The final voting results on the proposals voted on at the Special Meeting will be set forth in a Form 8-K that will be filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”).

The merger is expected to close in early February 2025, subject to customary closing conditions.

Forward-Looking Statements and Information

This communication contains “forward-looking statements” within the Private Securities Litigation Reform Act of 1995. Any statements contained in this communication that are not statements of historical fact, including statements about the timing of the proposed transaction, Adams’s ability to consummate the proposed transaction and the expected benefits of the proposed transaction, may be deemed to be forward-looking statements. All such forward-looking statements are intended to provide management’s current expectations for the future of the Company based on current expectations and assumptions relating to the Company’s business, the economy and other future conditions. Forward-looking statements generally can be identified through the use of words such as “believes,” “anticipates,” “may,” “should,” “will,” “plans,” “projects,” “expects,” “expectations,” “estimates,” “forecasts,” “predicts,” “targets,” “prospects,” “strategy,” “signs,” and other words of similar meaning in connection with the discussion of future performance, plans, actions or events. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict. Such risks and uncertainties include, among others: (i) the risk that a condition of closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction might otherwise not occur, (ii) risks related to disruption of management time from ongoing business operations due to the proposed transaction, (iii) the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of Adams, (iv) the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Adams to retain customers and retain and hire key personnel and maintain relationships with its suppliers and customers, (v) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement, including in circumstances requiring the Company to pay a termination fee, (vi) unexpected costs, charges or expenses resulting from the Merger, (vii) potential litigation relating to the Merger that could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto, (viii) worldwide economic or political changes that affect the markets that the Company’s businesses serve which could have an effect on demand for the Company’s products and services and impact the Company’s profitability, and (ix) disruptions in the global credit and financial markets, including diminished liquidity and credit availability, cyber-security vulnerabilities, crude oil pricing and supply issues, retention of key employees, increases in fuel prices, and outcomes of legal proceedings, claims and investigations. Accordingly, actual results may differ materially from those contemplated by these forward-looking statements. Investors, therefore, are cautioned against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in Adams’s filings with the SEC, including the risks and uncertainties identified in Part I, Item 1A - Risk Factors of Adams’s Annual Report on Form 10-K for the year ended December 31, 2023 and in the Company’s other filings with the SEC.

These forward-looking statements speak only as of the date of this communication, and Adams does not assume any obligation to update or revise any forward-looking statement made in this communication or that may from time to time be made by or on behalf of the Company, whether in response to new information, future events, or otherwise, except as required by applicable law.

There can be no assurance that the proposed transaction will in fact be consummated. We caution investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this communication. The Company undertakes no obligation or duty to update or revise any of these forward-looking statements after the date of this communication, whether in response to new information, future events, or otherwise, except as required by applicable law.

About Adams Resources & Energy, Inc.

Adams Resources & Energy, Inc. is engaged in crude oil marketing, transportation, terminalling and storage, tank truck transportation of liquid chemicals and dry bulk and recycling and repurposing of off-spec fuels, lubricants, crude oil and other chemicals through its subsidiaries, GulfMark Energy, Inc., Service Transport Company, Victoria Express Pipeline, L.L.C., GulfMark Terminals, LLC, Phoenix Oil, Inc., and Firebird Bulk Carriers, Inc. For more information, visit www.adamsresources.com.

About Tres Energy LLC

Tres Energy LLC is a privately held limited liability company that invests in and operates strategic energy assets across the United States. For more information, visit www.tres-energy.com.

Company Contact

Tracy E. Ohmart
EVP, Chief Financial Officer
tohmart@adamsresources.com
(713) 881-3609

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